Exhibit 99.1

COPsync Announces Record 2014 Financial Results

Revenues Increase 25%; Expands into Louisiana with Nearly 40 Schools

DALLAS – April 1, 2015 – COPsync, Inc. (OTCQB:COYN), which operates the nation’s largest law enforcement real-time, in-car information sharing, communication and data interoperability network, announces its audited financial results for the fiscal year ended December 31, 2014.

Annual Audited 2014 Financial Highlights

•	Revenues increased 25% to record total revenues of $5,910,000 for 2014, compared to total revenues of $4,726,000 for 2013.
•	Revenues for recurring, software licenses/subscriptions were $2,662,000 for 2014 compared to $1,781,000 for the same period in 2013, a 49% increase.
•	Contracted new sales bookings were $4,500,000 for 2014 compared to $5,852,000 for 2013, a decrease of approximately 23%.
•	Billings for orders from renewing customers increased 17% to $1,531,000 in 2014 from $1,303,000 in 2013.
•	Gross profit for software license/subscription revenues increased to 60% compared to 46% for 2013, while the company’s overall gross profit increased to 38% from 27%.
•
Total operating expenses, exclusive of non-cash stock and warrant amortization, were approximately $5,062,000 for 2014 compared to the comparable number of $4,798,000 for 2013, for a year-over-year increase of 5.5%.

•	R&D expenses were $1,953,000 for 2014 compared to $2,158,000 for 2013, for a year-over-year decrease of 9.5%.
•	The company reported a GAAP net loss per share of $0.02 for 2014 compared to a net loss of $0.02 per share for 2013.
•	Cash consumed in operating activities for 2014 was approximately $2.9 million compared to $627,000 for 2013.

CEO Comment on 2014 Results

“COPsync’s top-line revenues and customer count steadily continue to increase, and we are persistently building upon our efforts to add local law enforcement agencies, courts, schools, hospitals and other facilities to our customer base,” said Ronald A. Woessner, COPsync’s chief executive officer. “Although we now have approximately 650 unique customers and over 730 locations using the COPsync911 threat alert system, our new order sales bookings for 2014 could have been better. To address this, we have added experienced sales representatives and expanded into new states. We expect this to reflect in increased sales in 2015.”

Mr. Woessner continued, “Other key performance indicators showed strong increases. Gross margin pertaining to the annually recurring license fee subscriptions, which is the foundation of our business, increased to 60% in 2014, compared to 46% in 2013. Moreover, the billings for renewing customers increased 17% to $1,531,000, and we expect this key metric to increase as we continually add new customers, who renew year-after-year. We continued to make significant R&D investments this year. For example, we funded and are continuing to fund infrastructure and database enhancements to support our nationwide scalability growth plans and the foreseeable accelerated growth in the number of agencies, courts, schools, hospitals and other facilities using the company’s subscription services.”

Business Outlook for 2015

Assessing the company’s business outlook for 2015, Mr. Woessner said: “COPsync has expanded its geographical footprint into the state of Louisiana, where the Lake Charles Police Department has already subscribed to use the COPsync real-time communication Network and nearly 40 Louisiana schools have subscribed to use the COPsync911 threat alert system. We are steadfastly working to expand into other nearby communities and other states as well. We welcome these new users to our already existing network of customers in Texas, Massachusetts, Mississippi, New Hampshire and elsewhere in the U.S.”

“As COPsync sells through the innovator and early-adopter customer demographic and crosses the ‘chasm’ into the early majority customer demographic, we expect the pace at which the company adds new subscribers will accelerate,” continued Mr. Woessner.  “Each new customer adds to the number of our renewing subscribers and contributes to improved revenues and margins. While we do plan to expand geographically into a number of new states in 2015, the focal point of our efforts purposefully continues to be to reach critical mass here in Texas -- and ‘tip’ it -- which we believe will cause other states to follow. These forces will inevitably increase our cash inflow and, hence, we expect it to be only a matter of time before the company becomes cash flow positive.”

About COPsync

COPsync, Inc. (OTCQB: COYN) operates the largest law enforcement mobile data interoperability system and network in the U.S. The COPsync Network enables officers to report and share actionable, mission-critical data in real-time and collect payment for outstanding misdemeanor warrants in real-time at the point of incident. Officers are also able to obtain instant access to local, state and federal law enforcement databases. The Network’s companion COPsync911 system enables courts, schools, hospitals, government buildings, energy, telecommunications and other potentially at-risk facilities to automatically and silently send threat alerts directly to local law enforcement officers in their patrol cars in the event of crisis, thereby protecting schools, school children, employees and others. The COPsync Network also eliminates manual processes and increases officer productivity by enabling officers to electronically write tickets, accident reports, DUI forms, arrest forms and incident and offense reports. The COPsync Network saves lives, reduces unsolved crimes and assists in apprehending criminals and interdicting criminal behavior -- through such features as a nationwide officer safety alert system, GPS/auto vehicle location and distance-based alerts for crimes in progress, such as school crisis situations, child abductions, bank robberies and police pursuits. The company also sells VidTac®, an in-vehicle, software-driven video system for law enforcement. For more information, visit www.copsync.com and www.copsync911.com.

Safe Harbor Statement

Statements in this release that are not purely historical facts or that depend upon future events, including statements about forecasts of earnings, revenue, product development, sales or other statements about anticipations, beliefs, expectations, intentions, plans or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based on information available to the Company on the date this release was issued.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s ability to obtain and retain customers and development, implementation and acceptance of its products and services.  In particular, the statements:

•	“We expect this to reflect in increased sales for 2015”;
•	“… and we expect this key metric to increase as we continually add new customers, who renew year-after-year”;
•
“As COPsync sells through the innovator and early-adopter customer demographic and crosses the ‘chasm’ into the early majority customer demographic, we expect the pace at which the company adds new subscribers will accelerate”;

•
“While we do plan to expand geographically into a number of new states in 2015, the focal point of our efforts continues to be to reach critical mass here in Texas -- and ‘tip’ it -- which we believe will cause other states to follow. These forces will inevitably increase our cash inflow and hence, we expect it to be only a matter of time before the company becomes cash flow positive.”

are highly dependent on the Company’s ability to successfully book new orders for its products and services and renew its existing customers at anticipated renewal rates. The Company may not succeed in adequately addressing and managing these and other risks. Further information regarding factors that could affect the Company’s financial, operating and other results can be found in the risk factors section of the Company’s recent filing on Form 10-K with the Securities and Exchange Commission.

Contact:

COPsync, Inc.
Ronald A. Woessner
Chief Executive Officer
972-865-6192
invest@copsync.com

Dian Griesel Int’l.
Enrique Briz
212-825-3210
ebriz@dgicomm.com